SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): March 6, 2000


                             NETWORK SOLUTIONS, INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                                    Delaware
             ------------------------------------------------------
                 (State or other jurisdiction of incorporation)



         0-22967                                              52-1146119
----------------------------                            ------------------------
       (Commission                                           (IRS Employer
       File Number)                                        Identification No.)


           505 Huntmar Park Drive, Herndon, Virginia              20170
----------------------------------------------------------- -------------------
           (Address of principal executive offices)            (Zip Code)


                                 (703) 742-0400
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

Item 5:  Other Events.

         On March 6, 2000, VeriSign, Inc. ("VeriSign"), Network Solutions, Inc. ("NSI") and Nickel Acquisition Corporation, a wholly-owned subsidiary of VeriSign ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). Subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into NSI, with NSI to survive the Merger and to become a wholly-owned subsidiary of VeriSign (the "Merger"). Each outstanding share of NSI common stock will be exchanged for 2.15 shares of VeriSign common stock, and options to purchase NSI common stock will be exchanged for options to purchase shares of VeriSign common stock according to the exchange ratio. Upon completion of the proposed 2-for-1 stock split of NSI's common stock on March 10, 2000, the exchange ratio will be 1.075 shares of VeriSign for each outstanding share of NSI common stock.

         The transaction will be structured to qualify as a tax-free reorganization and will be accounted for as a purchase. In addition, VeriSign will take all action necessary to appoint an additional three members to its board of directors, with such new members to be mutally agreed upon between the boards of directors of VeriSign and NSI.

         In connection with the execution of the Merger Agreement, VeriSign and SAIC Venture Capital Corporation ("SAIC") entered into a Voting Agreement (the "Voting Agreement"), pursuant to which SAIC agreed to vote the 8,150,000 shares of NSI common stock held by it, constituting approximately 23% of NSI's outstanding common stock, in favor of the Merger and against any proposal made in opposition to or in competition with the Merger. SAIC granted VeriSign's board of directors an irrevocable proxy to vote SAIC's shares in favor of the Merger and against any proposal made in opposition to or in competition with the Merger. SAIC also agreed not to transfer its shares of NSI common stock prior to the consummation of the Merger.

          Pursuant to a Registration Rights Agreement entered into between VeriSign and SAIC (the "Registration Rights Agreement"), SAIC will also be granted certain registration rights with respect to the shares of VeriSign common stock that it will receive in the Merger. SAIC will be entitled to, on up to three occasions, require VeriSign to register the shares of VeriSign common stock it receives in the Merger and will also be entitled to "piggyback" registration rights.

         Each of the Merger Agreement, Voting Agreement and Registration Rights Agreement are filed as exhibits to this report. The foregoing description is qualified in its entirety by reference to the full text of such exhibits.

         A press release announcing the transaction is attached as an exhibit to this report. The Merger is subject to several conditions, including approval by both companies' stockholders, the expiration of applicable waiting periods under antitrust laws and obtaining necessary consents.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         NETWORK SOLUTIONS, INC.



Date:  March 8, 2000                     By: /s/ JONATHAN W. EMERY
                                             ---------------------
                                                 Jonathan W. Emery
                                                 Senior Vice President, General
                                                 Counsel and Secretary

                                  Exhibit Index


2.1 Agreement and Plan of Merger dated as of March 6, 2000 among VeriSign, Inc., Network Solutions, Inc. and Nickel Acquisition Corporation.

9.1 Voting Agreement dated as of March 6, 2000 between VeriSign and SAIC Venture Capital Corporation, together with Irrevocable Proxy.

99.1 Registration Rights Agreement dated as of March 6, 2000 between VeriSign and SAIC Venture Capital Corporation.

99.2 Press Release dated March 7, 2000.